Exhibit 10.12(c)

SECOND AMENDMENT

HECLA MINING COMPANY POST-2004 SUPPLEMENTAL EXCESS RETIREMENT PLAN

In connection with the amendment and restatement of the rabbit trust agreement, the Retirement Committee of Hecla Mining Company (the "Committee"), on behalf of Hecla Mining Company, desires to amend the Hecla Mining Company Post-2004 Supplemental Excess Retirement Plan (the "Plan") to include the Committee provisions and procedures following a Change of Control from the prior rabbi trust agreement.

Therefore, the Plan is hereby amended as follows effective January 1, 2025:

1.
Article 1 of the Plan, Definitions, is amended to add the definition for “Change of Control and amend the definition for “Participant”:

““Change of Control” means the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company’s assets.

“Participant" shall mean (a) any employee who is selected to participate in the Post-2004 Plan and completes any forms required by the Company from time to time or (b) a Canadian Participant. A former employee who was participating in the Plan shall remain a Participant for as long as they continue to be eligible to receive SERP Benefit payments.”

2.
Section 3.4(a) of the Plan, Retirement, is amended to read as follows:

“(a) Retirement. The SERP Benefit monthly benefit payments to be paid as a result of a Participant's Retirement or upon a Disabled Participant's attaining his or her Normal Retirement Date shall commence on:

i.
if the Participant is eligible for an Early Retirement Benefit, on the Participant's Early Retirement Date;

ii.
for a Disabled Participant receiving a benefit under Section 3.4(b), on his or her Normal Retirement Date; or

iii.
in all other cases that a Participant is eligible for a benefit under this Post- 2004 Plan as a result of his or her Retirement, the later of: (A) the Participant's Normal Retirement Date and (B) the Participant's Postponed Retirement Date; and shall continue until (X) in the case of a Joint and Survivor Annuity, the first day of the calendar month in which the Participant, or his or her Beneficiary, dies, whichever is later, or (Y) in the case of a Single Life Annuity, the first day of the calendar month in which the Participant dies.”

3.
Article 6 of the Plan, Administration of the Post-2004 Plan, is amended in its entirety to read as follows:

““ARTICLE 6

Administration of the Post-2004 Plan

6.1
Committee. The Committee shall consist of a majority of Participants or participants of the Pre-2005 Supplemental Excess Retirement Plan to be appointed by and serve at the pleasure of the Board of Directors of the Company. The Board of Directors may, at any time prior to a Change of Control, fill vacancies or require the resignation of one or more of the members of the Committee with or without cause. In the event that a vacancy or vacancies shall occur on the Committee prior to a Change of Control, the remaining member or members shall act as the Committee until the Board fills such vacancy or vacancies. However, upon a Change of Control, the Board may not remove any Committee member, for any reason. In the event that a vacancy occurs after a Change of Control, the Board shall have no authority to fill the vacancy and the remaining members of the Committee shall select a replacement to serve on the Committee. No person shall be ineligible to be a member of a Committee because they are, were or may become entitled to benefits under the Plan, or because they are a director and/or officer of the Company or affiliate; provided, that no Plan participant who is a member of the Committee shall participate in any determination by the Committee exclusively relating to the calculation or disposition of their benefits under the Plan.

(a)
The Committee shall have the following powers, duties and authority:

(i)
The Committee shall have all powers necessary or helpful for the carrying out of its responsibilities under the Post-2004 Plan and rabbi trust agreement.

(ii)
The Committee may delegate to one or more of its members or any other person the right to act on its behalf with respect to the implementation of a decision of the Committee.

(iii)
After a Change of Control, the Committee shall have the authority to invest and manage the assets of the Post-2004 Plan.

(iv)
After a Change of Control, the Committee shall have the authority to amend the rabbi trust agreement.

(v)
Without limiting the generality of the foregoing, the Committee shall have full discretionary authority to:

Determine all questions arising out of or in connection with the terms and provisions of the Post-2004 Plan and rabbi trust agreement;

Make rules and regulations for the administration which are not inconsistent with the terms and provisions of the Post-2004 Plan and rabbi trust agreement, and fix the annual accounting period of the Post-2004 Plan as required for tax purposes;

Construe all terms, provisions, conditions and limitations to the Post-2004

Plan and rabbi trust agreement;

Determine all questions relating to the administration of the Post-2004 Plan and rabbi trust agreement (i) when disputes arise between the Company and a participant or his/her beneficiary, spouse or legal representatives and (ii) whenever the Committee deems it advisable to determine such questions in order to promote the uniform administration of the Post-2004 Plan and rabbi trust agreement; and

Monitor the performance of the rabbi trustee or investment manager for the Post-2004 Plan. In order to accomplish this, the Committee shall meet with the rabbi trustee or investment manager, at such time as the Committee shall determine, and the Committee shall request the rabbi trustee or any investment manager to present a full report on the financial position of the Post-2004 Plan and rabbi trust agreement under its control.

The foregoing list of powers is not intended to be either complete or exclusive, and the Committee shall, in addition, have such powers as may be necessary for the performance of its duties under the Post-2004 Plan and rabbi trust agreement.

(vi)
The Committee may employ such counsel, including legal counsel, actuaries, accountants, investment advisors, physicians, agents and such clerical and other services as it may require in carrying out the provisions of the Post-2004 Plan and rabbi trust agreement. Unless paid by the Company, the Committee may direct the rabbi trustee to pay or reimburse it for the fees, charges, and costs resulting from such employment as an expense of the Post-2004 Plan and rabbi trust agreement.

6.2
Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Post-2004 Plan and rabbi trust agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Post-2004 Plan and rabbi trust agreement.

6.3
Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Post-2004 Plan and rabbi trust agreement, except in the case of willful misconduct by the Committee or any of its members.

6.4
Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.”

4.
Section 8.1 of the Plan, Establishment of Rabbi Trust, is amended to read as follows:

“8.1 Establishment of Rabbi Trust. One or more of the entities constituting the Employer may choose (but are not required) to contribute assets to a rabbi trust, the assets of which will be subject to the claims of such entity's creditors in the event of insolvency. The Employer may, but shall not be required to, establish a reserve of assets to provide funds for payments under the Post-2004 Plan. Establishing a reserve or rabbi trust shall have no effect on the operation of the Post-2004 Plan or upon the status of Participants as unsecured general creditors of the Employer. Rights to payments will not be limited to assets held in any reserve or rabbi trust.

(a)
Change of Control Contributions. Upon a Change of Control, the Company or acquiring company shall, as soon as possible, but in no event longer than 60 days following the Change of Control, make an irrevocable contribution to the rabbi trust in an amount that is sufficient to pay (based on the actuarial factors used for financial reporting purposes under Accounting Standards Codification No. 715 for the end of the plan year prior to the Change of Control) Participants and Beneficiaries the benefits to which Participants and Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred. If, after the funding required based on a Change of Control as described in the preceding sentence, the Company adds additional participants or additional benefits to the Plan (“Plan Addition”), the Company, or the acquiring company shall, as soon as possible, but in no event later than 90 days following the effective date of the Plan Addition, make an irrevocable contribution to the rabbi trust in an amount that is sufficient to pay (based on the actuarial factors used for financial reporting purposes under Accounting Standards Codification No. 714 for the end of the Plan Year prior to the Plan Addition) Participants and Beneficiaries the benefits to which Participants and Beneficiaries would be entitled pursuant to the terms of the Plan as of the effective date of the Plan Addition.”

IN WITNESS WHEREOF, the Retirement Committee, has adopted and executed this Second Amendment on this 21st day of January, 2025.

HECLA MINING COMPANY RETIREMENT COMMITTEE

Robert L. Krcmarov

Russell D. Lawlar

Michael L. Clary